UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2019

Giga-tronics Incorporated

(Exact Name of Registrant as Specified in Charter)

California	0-12719	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA		94568
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

                                           N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GIGA	OTCMarket

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement

On November 6, 2019, Giga-tronics Incorporated, a California corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”) relating to the offer and sale to the public (the “Offering”) of (i) 10,400,000 shares (the “Firm Shares”) of the Company’s common stock, no par value per share (“Common Stock”) and (ii) up to an additional 1,560,000 shares of Common Stock (the “Option Shares” and together with the Firm Shares, the “Shares”) pursuant to an over-allotment option, exercisable for 45 days, granted to the Underwriter.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, the Company and each of its directors and executive officers have entered into “lock-up” agreements with the Underwriter that generally prohibit the sale, transfer, or other disposition of the Company’s securities, without the prior written consent of the Underwriter, for a period of 90 days following the closing of the Offering. Pursuant to the Underwriting Agreement, the Company also agreed to issue to the Underwriter as compensation a warrant (the “Underwriter’s Warrant”) to purchase up to 3% of the number of shares of Common Stock sold in the Offering (the “Underwriter’s Warrant Shares”) at price per share of $0.30, which is equal to 120% of the price at which shares of Common Stock are sold to the public in the Offering. The registration statement referred to below covers only Underwriter’s Warrants for the purchase of 239,200 shares of Common Stock and 239,200 Underwriter’s Warrant Shares, and the remaining Underwriter’s Warrants and Underwriter’s Warrant Shares have not been registered under the Securities Act.

The Underwriting Agreement and form of the Underwriter’s warrant are attached as exhibits to this report and are incorporated herein by reference. The foregoing descriptions do not purport to be complete and is qualified in its entirety by reference to such exhibits.

On November 8, 2019, the Company consummated the Offering of the Shares, including the Underwriter’s initial exercise of the over-allotment option with respect to 90,000 shares. The Shares were sold at a price of $0.25 per share. The Offering of Shares generated total net proceeds of approximately $[●] million, after payment of the underwriting discounts and accountable expense reimbursement.

The Offering was made pursuant to a prospectus dated November 5, 2019, which is part of the Company’s Registration Statement on Form S-1 (File No. 333-233987), which was declared effective on November 5, 2019.

Item 3.02  Unregistered Sales of Equity Securities.

As previously disclosed by the Company, beginning on September 30, 2019, the Company offered holders of its 6.0% Series E Senior Convertible Voting Perpetual Preferred Stock (“Series E Preferred Stock”) the opportunity to exchange all or some of their shares of Series E Preferred Stock for shares of Common Stock at the rate of 150 shares of common stock for each share of Series E Preferred Stock, plus an additional number of shares of Common Stock having a market value equal to the accrued but unpaid dividends thereon. The offer to exchange was conditioned upon the Company selling at least $2.0 million shares of Common Stock in a public offering.

Holders of a total of 88,600 shares of Series E Preferred Stock elected to exchange their shares of Series E Preferred Stock and on November 8, 2019, upon consummation of the public offering referred to above, the Company issued an aggregate of 13,449,562 shares of Common Stock in exchange for such shares and as payment for accrued dividends on the exchanged shares (the “Exchange Shares”). A total of 9,200 shares of Series E Preferred Stock remain outstanding.

The Company issued the Exchange Shares in reliance on the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act, because Exchange Shares were issued to accredited investors as part a private exchange offer, and Section 3(a)(9) of the Securities Act, because the Company issued the Exchange Shares in exchange for outstanding shares of its Series E Preferred Stock.

72,800 of the Underwriter Warrants and Underwriters’ Warrant Shares were issued to the Underwriter in a private placement transaction in reliance on the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Item 8.01 Other Events.

On November 6, 2019 the Company issued a press release announcing the pricing of the Offering and the planned reverse split of Common Stock. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement dated November 6, 2019

4.1	Form of Underwriter’s Warrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on October 29, 2019)

99.1	Press Release dated November 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2019	GIGA-TRONICS INCORPORATED

By: /s/ Lutz P. Henckels Chief Financial Officer (Principal Financial Officer)